OUR MICROLENDING, LLC AND SUBSIDIARY
CONSOLIDATED FINANCIAL STATEMENTS
MARCH 31, 2016
(UNAUDITED)

- INTERIM FINANCIALS -

TABLE OF CONTENTS

Page

CONSOLIDATED  FINANCIAL  STATEMENTS
CONSOLIDATED BALANCE SHEET 1
CONSOLIDATED STATEMENT OF INCOME 2
CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' CAPITAL 3
CONSOLIDATED STATEMENT OF CASH FLOWS 4

CONSOLIDATED BALANCE SHEET
MARCH 31, 2016
(UNAUDITED)

ASSETS

Cash and Cash Equivalents
$ 4,676,120
Loan Receivables, Net
$ 2,587,364
Other Current Assets
$ 275,340
OTHER ASSETS
$ 218,049
PROPERTY AND EQUIPMENT, Net
$ 58,386
Deposits
   $ 10,389
TOTAL ASSETS
   $   7,825,647

 LIABILITIES AND MEMBERS' CAPITAL
 LIABILITIES

Accounts payable
$ 22,613
Guaranteed Deposits
$ 432,494
LOANS
Loans Payable

$ 51,295
Credit Line
$ 357,156
MFLP Program
$ 4,776,750
Investment Certificates - Regulation A.
ACCRUED  INTEREST
$ 1,315,189
Accrued Interest - Loans Payable
$ 24,384
Accrued Interest - Investment Certificates
$ 11,798
Diferred Income
   $ 36,851
Total Liabilities
$ 7,028,529

 MEMBERS'  CAPITAL

MEMBERS' CAPITAL $ 797,118

TOTAL LIABILITIES AND MEMBERS' CAPITAL $ 7,825,647

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2016
(UNAUDITED)

REVENUE

Commission Income
$ 63,361
Interest Income
$ 78,904
Income - FY2015
$  127,050
Other Income
   $ 4,119

Total Income $  273,434

OPERATING  EXPENSES

   $  251,008

NET INCOME $ 22,426

CONSOLIDATED STATEMENT OF CHANGES IN MEMBERS' CAPITAL
FOR THE PERIOD ENDED MARCH 31, 2016
(UNAUDITED)

Membership

Accumulated

  Total
Members'

Interest

Deficit

Capital

Balance - January 1, 2016

$ 4,150,000

$ (3,375,308)

$ 774,692
Member  Contributions
Net Income

$ 22,426

$ 22,426

Balance - March 31, 2016

$ 4,150,000

$ (3,352,882)

$ 797,118

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE PERIOD ENDED MARCH 31, 2016
(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES

Net Income
Adjustments to reconcile Net Income
to net cash (used in) provided by operations:
Depreciation
$ 22,426

$ 3,581
Amortization
$ 23,642
Changes in Operating assets and liabilities:
Loan Receivables
Allowance for Loan Losses
Other Current Assets

$ (77,788)
$ -
$ (25,620)
Other Assets
$ (27,081)
Accounts Payable
   $ 10,896
Net cash and cash equivalents (used in) provided by Operating Activities
   $ (69,944)

CASH FLOWS FROM INVESTING ACTIVITIES
Property and Equipment $ -
Net cash and cash equivalents (used in) provided by Investing Activities $ -

CASH FLOWS FROM FINANCING ACTIVITIES

Guaranteed Deposits
$ 12,426
Loans Payable
$ (6,000)
Credit Line
$ (608,264)
Loan Payable - MFLP Program
$ -
Investment Certificates - Reg. A
$ (28,990)
Accrued Interest - Loan Payable
$ 6,753
Accrued Interest - Investment Certificate
$ (3,857)
CDFI Award FY2015
$ 650,000
Deferred Income
   $ (131,289)
Net cash and cash equivalents (used in) provided by Financing Activities
   $ (109,220)
Net Increase (decrease) in cash and cash equivalents for period
$ (179,164)
Cash and cash equivalents at beginning of period
   $   4,855,284
Cash and cash equivalents at end of period
$ 4,676,120